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                                                                    Exhibit 10.4


                        Amendment to Employment Agreement
                               With Janis L. Jones

                                 August 2, 2000


         This Amendment amends the Employment Agreement dated November 1, 1999, between the undersigned Executive and Harrah's Operating Company, Inc.

         In consideration of the mutual agreements herein, it is agreed as follows:

         1. The parties understand and agree that the provisions in Section 6 of the Employment Agreement which relate to TARSAP vesting during Salary Continuation were intended to only apply to TARSAP I.

         2. The parties agree that the following provision applies regarding vesting of TARSAP II during a period of Salary Continuation:

                  The next potential vesting installment of TARSAP II for Executive after the Separation Date if the installment is earned will vest for Executive (all, part or none) at the CEO's and HRC's discretion. If a Change in Control as defined in Executive's Severance Agreement occurs during Salary Continuation, Executive will only be entitled to the next potential vesting installment of TARSAP II not otherwise earned. Unvested shares at the end of Salary Continuation are forfeited.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of this 2nd day of August, 2000.


Executive:                              Harrah's Operating
                                        Company, Inc.

/s/ JANIS L. JONES                      By: /s/ MARILYN G. WINN
---------------------------                 ------------------------------
                                        Title: Senior Vice President HR